As filed with the Securities and Exchange Commission on February 20, 2004
        Registration No. 333-109763

                                          SECURITIES AND EXCHANGE COMMISSION
                                                Washington, D.C. 20549
                                                    AMENDMENT NO. 3
                                                          TO
                                                     FORM SB-2/A
                                                REGISTRATION STATEMENT
                                                         Under
                                              The Securities Act of 1933


                                           FACE PRINT GLOBAL SOLUTIONS, INC.
                   (Name of small business issuer as specified in its charter)

                   Wyoming            7372                            33-0619256
          (State or Jurisdiction of     Primary SIC Code          (IRS Employer
       incorporation or organization)                       Identification No.)

       1111 E. Herndon Ave., Suite 115                   Robert Rios, Chairman
           Fresno, California 96815            1111 E. Herndon Ave., Suite 115
                    (559) 436-1060                    Fresno, California 96815
                                                                (559) 436-1060
(Address, including zip code, and telephone number, including area code of Registrant's principal executive offices) (Name, address, including zip code, and telephone
                               number, including area code, of agent for service
                                                       copy to:
                                                    Jehu Hand, Esq.
                                        Hand & Hand, a professional corporation
                                               24351 Pasto Road Suite B
                                             Dana Point, California 92629
                                                    (949) 489-2400
                                               facsimile (949) 489 0034

         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

         If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:[ ]






                                           CALCULATION OF REGISTRATION FEE

Proposed Maximum                         Proposed Maximum
     Title of Each Class of                  Amount to       Offering Price          Aggregate         Amount of
   Securities to be Registered             Be Registered      Per Share(1)        Offering Price   Registration Fee


Common Stock offered by
  Selling Shareholders.................    9,000,000              $ .01          $       90,000      $     7.28

Total..................................    9,000,000                             $       90,000      $     7.28
(2)









       (1) Estimated solely for purposes of calculating the registration fee. The proposed maximum offering price per share is based upon the expected public offering price of $.01 per share pursuant to Rule 457(a). The common stock is not traded on any market and the Registrant makes no representation hereby as to the price at which its common stock shall trade.
       (2)  Filing fee of $7.28 paid with initial filing.

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

27








                                    PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

PROSPECTUS

                                          FACE PRINT GLOBAL SOLUTIONS, INC.
                                          9,000,000 Shares of Common Stock

      The 9,000,000 shares of common stock of Face Print Global Solutions, Inc., a Wyoming corporation ("Faceprint") are offered by the selling stockholders. The expenses of the offering, estimated at $8,000, will be paid by Faceprint. Faceprint will not receive any proceeds from the sale of shares by the selling stockholders. There is currently no trading market for the common stock. Certain of the selling stockholders which were promoters or affiliates of Faceprint are deemed underwriters.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Purchase of these securities involves risks. See "Risk Factors" on page 3.

Initial Offering Price(1)                         Sales Commissions                   Total to Selling Stockholders

Per share         $.01                                   (2)                            $.01

Total             $90,000                                (2)                            $90,000


        (1) The shares will be offered at the Initial Offering Price until such time, if any, that the common stock is trading or listed on a public market, at which time the common stock will be offered at market prices. The Initial Offering Price of $.01 was determined by negotiations between Face Print Global Solutions, Inc. and Jehu Hand, the principal selling stockholder.
        (2) Faceprint will not receive any proceeds from this offering. No person has agreed to underwrite or take down any of the securities. For sales on any trading market, sales commissions will be limited to those paid in similar market transactions. For private sale transactions, no sales commission can be paid. There is no minimum amount of securities which may be sold.

        Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                  The date of this  prospectus  is February  __,
2004.

                                                 PROSPECTUS SUMMARY

      The following is intended to be a summary of the most important aspects of our business.

Faceprint

      Face Print Global Solutions, Inc. ("Faceprint") was organized to develop and market facial recognition software for use in anti-terrorism, crime solving and private security. Faceprint intends to contract with a third party to develop the software, but has not entered into any agreement with any person to develop the software.

      We commenced receiving revenues only in the quarter ended December 31, 2003. Our cumulative losses through December 31, 2003 were approximately $611,015. We had no operations until January 30, 2003 when our operating subsidiary was incorporated in the State of California. Faceprint was incorporated in November, 1999 under the name "Dostuk Holdings, Inc. to search for and acquire a suitable business opportunity. On March 31, 2003 we effected a "reverse acquisition" whereby the California operating subsidiary, FacePrint Global Solutions, Inc. was acquired by Dostuk Holdings, Inc., a Wyoming corporation. Dostuk then changed its name to Face Print Global Solutions, Inc. following the acquisition.

      We have also developed a secondary business of distributing and marketing a deck of playing cards under a license with the Fox television show "America's Most Wanted." The cards feature the faces and brief data regarding America's most wanted criminals and have been marketed via the internet. We expect to also sell the cards in retail stores, but we have not agreed with retailers to place the cards.

      Faceprint does not intend to acquire any other business, whether or not in the facial recognition industry.

      Our address is 1111 E. Herndon, Suite 115, Fresno, California 93720 and our telephone number is (559) 436-1060.

The Offering

      The offering is being made by the selling stockholders, who are offering all of the shares owned by them.

         Securities Offered:.....................       9,000,000 shares of common stock.

         Initial Offering Price..................       $.01 per share.

         Offering Period:........................       Until [12 months from effective date]

         Risk                                           Factors  The  securities
                                                        offered hereby involve a
                                                        high  degree of risk and
                                                        should not be  purchased
                                                        by investors  who cannot
                                                        afford
                                                 the loss of their entire investment.

Common Stock Outstanding(1) Before Offering:.....       33,651,000(1) shares

Common Stock Outstanding After Offering:.........       33,651,000(1) shares

(1) Based on shares outstanding as of January 31, 2004. Does not include shares which may be issued under a stock option plan or 581,000 shares issuable upon exercise of warrants at $.50 per share.

Risk Factors

         The securities offered hereby are highly speculative and very risky. Before you buy consider the following risk factors and the rest of this prospectus.

                                                    RISK FACTORS

         The shares are a speculative investment and very risky. You should especially consider the following risk factors.

We have a working capital deficit and negative shareholders' equity.

         Faceprint's activities have been limited. We only received any revenues or income related to our business commencing in the last week of November, 2003. Our cumulative losses since inception are approximately $611,015 as of December 31, 2003. Our net working capital deficit is approximately $(401,921) as of December 31, 2003. In the quarter ended December 31, 2003 we had revenues of $35,784. There can be no assurance that Faceprint will be able to develop and market its facial recognition and facial recognition related products, or its other products achieve a significant level of sales or attain profitability. Faceprint is in need of approximately $3.6 million in funding to carry out its business plan for the next 12 months for marketing costs and general and administrative expenses. The terms of any offering to raise this capital have not been determined. As a result of the significant operating expenses related to start up operations, operating results will be adversely affected if significant sales do not materialize, whether due to competition or otherwise. There can be no assurance that Faceprint will be able to obtain required funding, nor that it will be able to grow in the future or attain profitability. There can be no assurance that Faceprint will be able to implement its business plan in accordance with its internal forecasts or to a level that meets the expectations of investors.

Our auditors have rendered a going concern emphasis opinion on our financial statements.

         Our auditors have expressed concern as to the uncertainties in our business which raise substantial doubt about our ability to continue as a going concern. If our business is ultimately unsuccessful, the assets on our balance sheet could be worth significantly less than their carrying value and the amount available for distribution to stockholders on liquidation would likely be insignificant.

Our stock does not currently trade and purchasers may not be able to resell.

         Faceprint's common stock is not listed on any quotation medium and may never become traded. Any purchaser of shares in this offering may not be able to resell such shares and may be required to hold such shares for an indefinite period of time.

If our software is not developed we wont derive revenues from our facial recognition business

         Our principal business will be to develop and market facial recognition software. Development has not begun, is expected to require a full year, and may never be adequately developed. Failure to complete a marketable software package will prevent us from achieving sales of such software.

Penny stock rules could make it hard to resell your shares.

         Faceprint's common stock does not meet the listing requirements for any trading market other than the OTC Bulletin Board, a quotation medium for subscribing members. The OTC Bulletin Board may not accept the application of any market maker to initiate quotations in our common stock. Consequently, the liquidity of Faceprint's securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of Faceprint, and lower prices for Faceprint's securities than might otherwise be attained.

                                               ADDITIONAL INFORMATION

         Faceprint has filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission The registration statement, including all exhibits and schedules thereto, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates during regular business hours.

         Faceprint is required to file reports and other information with the Commission. All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The public may obtain information on the operation of the public reference room in Washington ,D.C. by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, Faceprint intends to make available to its shareholders annual reports, including audited financial statements and such other reports as Faceprint may determine.

                                                   DIVIDEND POLICY

         Faceprint has not paid any dividends on its common stock. Faceprint currently intends to retain any earnings for use in its business, and therefore does not anticipate paying cash dividends in the foreseeable future.

                                            MARKET PRICE OF COMMON STOCK

         Our common stock has never been traded. As of January 31, 2004, there were approximately 138 record holders of common stock.

         No registration rights have been granted. At the present time 33,651,000 shares are outstanding, including 9,000,000 shares which were outstanding prior to the acquisition of Faceprint (California), and which are being registered for resale via this prospectus. These 9,000,000 shares are eligible for resale under Rule 144(k). In addition, Faceprint has reserved for issuance 2,000,000 shares of common stock to members of the Board of Directors, employees, consultants and others, and 581,000 shares issuable upon exercise of warrants at $.50 per share.

                                                  PLAN OF OPERATION

         We received revenues from operations only in the quarter ended December 31, 2003. Our revenues for the quarter were $35,784. Until we receive funding from outside sources, such as debt or equity financing, our operations will be severely limited by the financial resources that can be provided by officers' personal loans. As of January 31, 2004 we had raised $145,250 in private offerings and we had cash on hand of $2,900.

         Faceprint will require an additional $3.6 million in cash over the next twelve months to effect its business plan. We expect to obtain this cash from the proceeds of one or more private or public offerings or from the projected $2.5 million in revenues, derived from our "America's Most Wanted" playing cards. However, we can't predict exactly how much in revenues we will receive from the playing cards. Our estimate is based upon the $35,784 in revenues we received in the last five weeks of calendar year 2003, when we commenced sales.

         The following sets forth the approximately amounts needed for each category of expenses:

         Marketing, advertising and promotion                          $           970,000
         Software development                                                    1,532,000
         General and administrative expenses                                     1,080,000
                                                                       -------------------
             Total                                                     $         3,582,000

         Marketing, including advertising and promotion will primarily consist of print and electronic advertising, trade show and other marketing expenses. Initially marketing will focus on the America's Most Wanted playing cards. Marketing efforts will then be devoted more to the Faceprint facial recognition product because we anticipate requiring some level of completion of software development before we can present a demo program, to illustrate how the software will work, and to effectively market. We believe that it will be essential to convince larger governmental accounts of the superiority and utility of Faceprint, before we can attain significant sales. Because of the requirement for us to complete development of software before we have sales, and the long sales cycle usually associated with governmental customers, we do not anticipate significant sales of our Faceprint software during the first year of operations.

         Software development will be primarily conducted by non-affiliated parties, but we have not yet entered into any contract for software development. We estimate the total amount of cash needed for software development to be $1.5 million. The estimated timetable to fully develop an operational version of the software is one year. Until that time, our efforts will be focused on software development.

         We have entered into a license agreement with Fox Televisions "Americas Most Wanted" under which we distribute and market a deck of playing cards with the faces and information of America's 56 most wanted criminals. We will receive revenue only out of product sales. Sales commenced in November 2003

         General and Administrative Expenses, consisting of salaries, legal, accounting and office expenses will commence to be expended immediately at almost $50,000 per month, assuming full funding. If we do not receive enough to carry out the entire business plan, we will cut general and administrative expenses to under $20,000 per month, defer marketing, and our product development will be delayed, and with respect to our proposed pilot for the World's Most Wanted" program possibly permanently delayed.

         We do not have any agreements or understandings with respect to sources of capital. We have not identified any potential sources. It's likely that we will not be able to raise the entire amount required initially, in which case our development time will be extended until such full amount can be obtained. Even if we are successful in obtaining the required funding, we probably will need to raise additional funds at the end of 12 months.

         Information included in this prospectus includes forward looking statements, which can be identified by the use of forward-looking terminology such as may, expect, anticipate, believe, estimate, or continue, or the negative thereof or other variations thereon or comparable terminology. The statements in "Risk Factors" and other statements and disclaimers in this prospectus constitute cautionary statements identifying important factors, including risks and uncertainties, relating to the forward-looking statements that could cause actual results to differ materially from those reflected in the forward-looking statements.

         Since we have not yet generated any revenues, we are a development stage company as that term is defined in paragraphs 8 and 9 of SFAS No. 7. Our activities to date have been limited to seeking capital; seeking supply contracts and development of a business plan. Our auditors have included an explanatory paragraph in their report on our financial statements, relating to the uncertainty of our business as a going concern, due to our lack of operating history or current revenues, its nature as a start up business, management's limited experience and limited funds. We do not believe that conventional financing, such as bank loans, is available to us due to these factors. We have no bank line of credit available to us. Management believes that it will be able to raise the required funds for operations from one or more future offerings, in order to effect our business plan.

         Our future operating results are subject to many facilities, including:

         o     our success in developing our EZ Match software;

         o   our ability to attract and retain customers and our other products;

         o the effects of competition from other facial recognition software companies;

         o     our ability to obtain additional financing; and

         o     other risks which we identify in future filings with the SEC.

Any or all of our forward looking statements in this prospectus and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Consequently, no forward looking statement can be guaranteed. In addition, we undertake no responsibility to update any forward-looking statement to reflect events or circumstances which occur after the date of this prospectus.

                                                      BUSINESS

Background

         On March 17, 2003, Face Print Global Solutions, Inc., formerly known as Dostuk Holdings, Inc., a Wyoming corporation formed in November 1999 solely to seek for and make an acquisition, entered into an acquisition agreement whereby it acquired on March 31, 2003 all of the common stock of FacePrint Global Solutions, Inc., a California corporation formed on January 30, 2003. The acquisition was effected as a tax free share exchange, with the shareholders of FacePrint Global Solutions, Inc. (California) receiving 24,070,000 new shares of common stock and the existing shareholders of the Wyoming parent retaining all of their 9,000,000 shares of common stock. The stockholders of FacePrint Global Solutions, Inc. (California) believed that the combined entity with more than 100 shareholders would likely be able to become publicly trading than the existing California corporation with twenty-one shareholders who as of the date of this prospectus are not intending to sell any of their shares, and that it would be better able to attract debt or equity financing for its business. No promoter or any other person was paid or compensated in connection with the acquisition. The California corporation is a wholly-owned subsidiary and all operations are conducted by the California subsidiary. The Wyoming corporation subsequently changed its name from Dostuk Holdings, Inc. to Face Print Global Solutions, Inc. Unless we state otherwise, all references to Faceprint refer to the combined entity of the Wyoming parent, and the acquired California entity.

General

         Management believes that terrorism and violent crime have become a major global concern, and terrorism and crime prevention is a top priority in many countries. Management also believes that police agencies have taken steps to develop crime-analysis mechanisms, directives and training programs to promote prevention as an efficient and pro-active way of fighting crime, and are currently seeking additional tools to use in this effort. Cooperation between law enforcement agencies, authorities, organizations and citizens seems to show a growing desire for crime prevention and a recognition of the need for new tools to combat lawlessness and effectively determine a person's identity.

         The attacks on the World Trade Center and Pentagon on September 11, 2001 seem to have heightened the need for the development of products that can prevent crime generally and international terrorism specifically. September 11th has brought an increase in interest in facial-recognition technology, and facial recognition is expected to be one of the fastest-growing segments of the biometric (i.e., using physical characteristics such as fingerprints or retinal scans) market during the next two to three years. The possible uses for facial-recognition technology include airport screening, controlling access to computer systems, restricted areas, entitlement benefits and the nation's borders. The Enhanced Border and Visa Security Act of 2002 mandates that every person coming into the U.S. using a visa have a multiple biometric machine-readable visa by October 2004.

         Facial recognition is a biometric technology that identifies people based on their facial features. Facial recognition systems are built on computer programs that take a facial image, measure characteristics such as the distance between the eyes, the length of the nose, and the angle of the jaw, and create a unique file called a "template." Using templates, the software then compares that image with another image and produces a score that measures how similar the images are to each other. Typical sources of images for use in facial recognition include video camera signals and pre-existing photos such as those in driver's license databases.

         Current facial recognition products work satisfactorily in controlled conditions with a willing participant, such as in access identification systems. However, they suffer from two principal defects. First, they use as their primary screening parameter the distance between pupils, which is subject to alteration by the use of special contact lenses, or can be distorted by eyeglasses. If the facial recognition system erroneously measures this first parameter, it will eliminate the correct facial profile for that individual and make accurate identification impossible. In addition, they are designed for two-dimensional measurements and lose their accuracy when employed on an angle, such as from video camera signals. The greater the angle, the greater the shape distortion and unreliability of measurements.

EZ-Match

         Faceprint, through third party independent contractors to be determined, will develop facial recognition software to be known as EZ-Match. We expect to enter into contracts for the programming by March 31, 2004 and to complete EZ-Match within 12 calendar months thereafter.

         Facial recognition is based upon the fact that there exists only a relatively limited amount of facial diversity in the human population. Although facial features are not as distinctive as DNA, fingerprints or retinal scans, they are much more readily collected. For example, even identical twins have different fingerprints. EZ-Match software will be built upon a database of facial features such as nose length, nose width, distance between eyes, etc. EZ Match will be based upon a database of facial features, obtained by digital photography of a large (more than 5,000?) population of faces. EZ Match is planned to have the most diverse and complete database of facial features. Each different facial measurement will be assigned a unique value using a proprietary algorithim, E-DNATM will be generated for each person to be identified. E-DNA will be producable from a given photograph, such as a passport picture or surveillance camera, and will be utilizable for all ages of human beings at age 2 or older EZ Match will contain algorithims to adjust measurements for angles of view.

         EZ-Match is planned to be both web-based (accessible through the internet with only a web browsers) and workstation based (utilizable only with installed proprietary software on the workstation used. We intend to formulate EZ-Match so that users need no special training.

         E-DNA can also be included on cards such as passports, drivers licenses or credit cards, thus providing government officials or credit card merchants with instant verification of identity.

Market and Marketing

         Our marketing strategy aims to penetrate strongly the three following target markets:

         *        Public security/law enforcement agencies
         *        General public
         *        Private security/businesses at risk

         The public security/law enforcement agencies segment of the market in the United States is approximately 1,200,000 potential end users, primarily police officers. (source US Department of Justice)

         The private security/businesses at risk segment of the market is strongly dominated by security agents and investigators (with 60% of the market) and alarm companies (with 25% of the market), with the remainder of the market being comprised of security consultants, armored car services and other persons. With over 15,000 companies in the United States, the security agents and investigators market represents up to $41.1 billion and approximately 1.3 million employees. The number of personnel in this segment of the market in the United States is approximately 1,300,000. (Source: The Hellchrist Report, Private Security Trends, 1970-2000) Businesses at risk include banks, convenient stores, liquor stores, and corporate buildings.

         Our marketing strategy involves the following three phases:

         * Phase I - will aim at validating EZ-Match through its adoption by law -enforcement and security professionals and at building a brand name and product awareness in these industries. This phase emphasized communications, public relations, a widely spread public relations campaign, hundreds of articles in major magazines, coverage on TV and radio on major American TV shows, participation in trade shows, promotion and advertising.

         * Phase II - will aim at building strong sales channels to answer the demand created for EZ-Match products and in achieving our ultimate goal of having EZ-Match become an international standard for facial recognition and comparison.

         * Phase III - will aim at developing enterprise-level solutions for the needs of law enforcement agencies and other potential customers. For example, a search engine could be developed that matches EZ-Match composite pictures and existing pictures filed in databases to facilitate the apprehension of criminals.

         The Company intends to use the following techniques to ensure a strong exposure for EZ-Match:

         * A regular flow of press releases and public relations with the media

         *        Numerous articles in newspapers and magazines around the world

         *        Broadcast of EZ-Match success stories

         * Comments on various news shows with respect to EZ-Match and its usefulness in apprehending criminals

         * Appearances by our personnel on various TV and radio shows to talk about EZ-Match, plus interviews with journalists

         Advertising.  We plan the following advertising:

         *        Direct mailing response program to law enforcement agencies

         * Selective advertising in law enforcement and security publications

         Trade Shows. Fairs and trade shows are another source of publicity that will be used to create awareness of the EZ-Match name.

         Lobbying. We intend to lobby United States congressmen, senators and international organizations, National Institute of Justice and governments for the official approval of EZ-Match as the new protocol of communication in composite pictures.

         Web stores. We intend to market EZ-Match as well through web and on-line stores.

America's Most Wanted Playing Cards

         We are currently marketing a set of 56 playing cards featuring the faces and bio data of America's 56 most wanted criminals, pursuant to a license with Fox Entertainment Group, the owner of the "America's Most Wanted" television program. Pursuant to the license, which is from September 1, 2003 to September 30, 2004, we are obligated to commence manufacturing and sales no later than December 31, 2003. We have produced a 56 card deck of playing cards, each bearing the likeness and date of a convicted fugitive, or other selected felons. The license agreement provides for a 10-14% royalty, of which no less than $200,000 royalty must be paid over the term. Faceprint is required to expend no less than $600,000 in marketing the cards. Faceprint has contracted with US Playing Cards to manufacture the cards expected retail price is $9.95 per deck, and they are being marketed via the internet at www.amwcards,com.

Intellectual Property

         We regard our technology, trademarks, trade dress, trade secrets, copyrights and similar intellectual property, and future potential patent applications and service marks as critical to our success, and will rely on a combination of patent law, trademark law, trade secret protection, copyrights law and confidentiality and/or license agreements with its employees, customers, partners and others to protect its proprietary rights. The America's Most Wanted Playing Cards are copyrightd. EZ-Match will be copyrighted when it is developed. Currently, we are utilizing no trademarks of our own, but use the trademark "America's Most Wanted" under license from Fox Entertainment Group, Inc. We intend to trademark EZ-Match and E-DNA in the United States and Canada. We have not filed for trademark protection but we intend to by March 31, 2004. We are currently relying on common law trademark protection and we have no trademark protection except that provided by common law. We have no patent rights, service marks or patent applications.

         Website. We intend to market EZ-Match by means of our website, located at faceprint.tv. We plan to use the website to assist in customer support and training as well.

Competition

         The software industry is intensely competitive and subject to rapid technological change. Our success will depend significantly on its ability to adapt to a changing competitive environment, to develop more advanced products more rapidly and less expensively than its competitors, and to educate potential customers as to the benefits of its products relative to those of its competitors. Our current competitors include:

         * Visionics Corporation, a subsidiary of Identix Incorporated (a publicly traded company), whose provide facial recognition technology (Identix' FaceIt?) powers ABIS, is a recognized leader in the facial recognition market as proven in independent government evaluations, and is also believed to be one of the most widely deployed facial recognition technology among governments and corporations across the globe.

         *        Viisage Technology, Inc., a publicly traded company

         *        Smith and Wesson, whose product is Identi-Kit

         * Imageware Inc., whose product is comprised of various modules such as Suspect ID, Face ID, Crime Lab, Crime Capture System and Vehicle ID

         *        Asplay Limited, whose product is E-fit.

         * The SIRCHIE Group, which produces a variety of criminal investigation equipment and supplies.


         * IQ Biometrix, a publicly traded company whose product is FACES, developed by the current management of Faceprint.

         We believe that the principal competitive factors in its markets are price, product features, product performance, ease of use, quality of support and service, company reputation. We intend to compete vigorously in all of these aspects. Most of our current and potential competitors have longer operating histories, greater brand recognition, larger customer bases and significantly greater financial, marketing and other resources than we do. Such competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements or devote greater resources to the development, promotion and sales of their products than we do. Also, most current and potential competitors have greater name recognition. Some could possess the ability to leverage significant installed customer bases. These companies could integrate their software with their widely accepted products which would result in a loss of market share for our company. Moreover, current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties, thereby increasing their ability to address the needs of our company's prospective customers. Our current or future vendors may in the future establish cooperative relationships with current or potential competitors of our company, thereby limiting our ability to sell its products through particular distribution channels. Accordingly, new competitors or alliances among current and new competitors could emerge and rapidly gain significant market share. Such competition could materially adversely affect our ability to sell our products.

         We expect additional competition as other established and emerging companies enter into the facial composite software market and new products and technologies are introduced. Our future and existing competitors could introduce products with superior features, scalability and functionality at lower prices than EZ-Match products. Increased competition could result in price reductions, fewer customer orders, reduced gross margins, longer sales cycles and loss of market share, any of which would materially adversely affect our company's business, operating results and financial condition. We may not be able to compete successfully against current and future competitors, and the failure to do so would result in our company's business being materially and adversely affected.

Employees; Facilities

         We have one employee other than our officers, who works in information technology. We are currently using a limited amount of office space provided by an officer and director at no expense. We think our existing office space will be adequate for the next year. Upon receipt of funding we plan to hire 2 persons in marketing and 3 in administration. Three of our employees are currently full time.

Legal Proceedings

         Faceprint is not a party to any pending legal proceeding.

                                                     MANAGEMENT

Directors and Executive Officers

         The members of the Board of Directors of Faceprint serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. The following are the directors and executive officers of Faceprint.

Robert Rios                        Chairman and Director
Pierre Cote                        Vice-Chairman, Chief Executive Officer and
                                   Chief Financial Officer
Sylvie Lariviere-Traub             Executive Vice President and Director
Lois Gibson                        Director
B. Edward Madge                    Director
G. Wayne Quick                     Vice President, Business Development and
                                   Director


         Robert Rios, 69, has been Chairman since March 2003. In 1994 he retired from the Broward County, Florida Sheriffs' Department. Since 1980, he has been Adjunct Police Instructor at the Criminal Justice Institute of both Broward County, Florida and Palm Beach County, Florida teaching primarily police interrogation techniques. Mr. Rios has also testified as an expert witness in police procedures.

         Pierre Cote, 50, has been Vice-Chairman since March, 2003. He founded Interquest in March 1994, and was its president until November 2000. Interquest developed facial recognition software and filed for bankruptcy protection under Canadian law in July 2000 as the result of a control dispute. Mr. Cote was the largest creditor of Interquest, Inc. Mr. Cote founded IQ Biometrix, Inc., a Canadian corporation, in September 2000 to attempt to purchase the Interquest assets from the preferred creditor. This acquisition attempt failed and IQ Biometrix, Inc. (Canada) also filed for bankruptcy under Canadian law. In November 2000 he founded IQ Biometrix, a California corporation, which acquired facial recognition software from Interquest and further developed and perfected it. Mr. Cote took IQ Biometrix public in 2002 and left IQ Biometrix in June 2002. From June 2002 until February 2003 was not employed, and he traveled. He commenced developing Faceprint's business plan in February 2003 when he organized Face Print Global Solutions (California). Prior to 1995 he developed and distributed nine successful educational board games. Mr. Cote is also a private investor.

         Sylvie Lariviere-Traub, 49, has been a director since March 2003.She was elected as Executive Vice President in December 2003. She was Executive Vice President of IQ Biometrix from November 2000 to August 2002, principally in charge of marketing and liaison with law enforcement. From 1998 to June 2002 she was Director of Marketing for IQ Biometrix, a California predecessor to IQ Biometrix. From June 2002 to March 2003 she was unemployed. She received a B.SC. in French Studies in 1980 from the University of Montreal and received a Certificate in International Trade from the Canadian Government in 1996. In 2002, Ms. Lariviere-Traub named Fresno's Outstanding Entrepreneur of the year, and also received two Special Congressional Recognition Certificates by the US Congress and a Certificate of Recognition b the California State Assembly.

         B. Edward Madge, 62, was been supervisor of the financial crimes section of the Broward County Sheriff's Office, in Fort Lauderdale from 1985 to 1996. He was elected as a director in March 2003. He has degrees in Police Science and Criminal Justice. Mr. Madge was president of the Broward (County) Economic Crime Association (BECA) and has been a contributing member of the Financial Institution Security Association (FISA) of South Florida; a Certified Fraud Examiner and regent emeritus of the Association of Certified Fraud Examiners as well as the Associations recipient of the International Certified Fraud Examiner of the year award in 2002. He is a court certified expert in narcotics, fraud and telemarketing fraud. As a court - certified expert in fraud, he has worked in specialized areas of fraud examinations. Sergeant Madge investigated over 1,900 cases of fraud while employed with the Sheriff's Office. Sergeant Madge is also an adjunct professor at Broward Community College in Fort Lauderdale, Florida.

         Since 1996 Mr. Madge has been president and CEO of BEAM & Associates, LLC, a consulting firm involved in corporate fraud detection and prevention and presents training programs to corporations, banks, retail merchants, and educational institutions. He is a recognized expert in identity theft detection and prevention and has authored several articles regarding these topics.

         Lois Gibson, 53, has been the forensic artist for the Houston Police Department since 1989. Her composites have been employed in effecting more than 700 felony arrests, and she has also produced composites for the FBI, the Bureau of Alcohol, Tobacco and Firearms, US Marshalls and Texas rangers. Mrs. Gibson has appeared in many national publications as well as TV shows, such as: Oprah Winfrey's magazine O, Readers Digest, Dateline NBC, Discovery Channel, Unsolved Mysteries and National Public Radio. Her work has appeared on America's Most Wanted, Barbara Walters Special and Montel Williams. She has been a Professor at the Northwestern University Center to Public Safety since 1998, teaching forensic art. Mrs. Gibson holds a Bachelors Degree in Fine Art, with honors, from the University of Texas at Austin. She is also a graduate of the FBI Forensic Art Course. Ms. Gibson has created more than 3,000 realistic fine art portraits on the River Walk in San Antonio. She is commissioned regularly to create fine oil portraits of prominent Houstonians, most notably the official portrait of the Mayor of Houston.

       G. Wayne Quick, 61, has been a board member since October, 2003 and Vic

 President -
Business Development since December 2003, and founded and is the president of The Argyll Group, LLC in 1999. The Argyll Group, LLC provides consulting services in wireless communications, identification, imaging, security and law enforcement. From 1989 to 1999 he was president of Imaging Development Group,, which developed imaging and forensic systems for state governmental agencies, the FBI, US Customs, US and the Department of Justice. From 1987 to 1989 he operated QMA Group, a placement agency for computer professionals. He has been a guest lecturer at the FBI academy, and served 5 years on the Board of the National Center for Missing and Exploited Children and serves as the Chairman of its Technology Committee. He received a BA from the University of Virginia and attended graduate studies in International Business at American University.

Executive Compensation

         The following table sets forth the cash and all other compensation of Faceprint's current and former executive officers and directors during each of the last three fiscal years. The remuneration described in the table includes the cost to Faceprint of any benefits which may be furnished to the named executive officers, including premiums for health insurance and other benefits provided to such individual that are extended in connection with the conduct of Faceprint's business. The executive officers named below did not receive any manner of compensation in the years set forth below.

         Until we obtain funding, officers are devoting most of their time to other employment and are serving without compensation. Following funding we expect that the aggregate monthly compensation for management will be $10,000.

                                             Summary Compensation Table

                       ANNUAL COMPENSATION                                        LONG TERM COMPENSATION

    Name and                                                   Other Annual          Awards     Payouts         All
    Principal Position      Year     Salary         Bonus      Compensation                                   Other
                                                                              RestrictedSecurities           LTIP
Compensation
                                                                              Stock   Underlying Payouts ($)
                                                                              Awards ($)Options SARs(#)

 Robert Rios               2003          $0          0             0              0        0           0          0
  Chairman                 2002           0          0             0              0        0           0
                           2001           0          0             0              0        0           0          0

Pierre Cote                2003          $0          0             0              0        0           0    $135,100(1)
  Vice-Chairman            2002           0          0             0              0        0           0
                           2001           0          0             0              0        0           0          0

Sylvie Lariviere-Traub     2003          0           0              0            0         0           0         0
CFO                        2002          0           0              0            0         0           0         0
                           2001          0           0              0            0         0           0         0





(1) Amount represents shares of common stock issued for services at $.01 per share, but does not include $21,667 in accrued salary as of March 31, 2003. The amount accrued as of December 31, 2003 was $119,167.

         Face  Print  Global  Solutions,  Inc.,  by  resolution  of its Board of
Directors and stockholders, adopted the 1999 Stock Option Plan (the "Plan") in November 1999. The Plan enables the Company to offer an incentive based compensation system to employees, advisors, officers and directors and to employees of companies who do business with the Company.

         In the discretion of a committee comprised of non-employee directors (the "Committee"), directors, officers, and key employees or employees of companies with which we do business become participants in the Plan upon receiving grants in the form of stock options or restricted stock. A total of 2,000,000 shares are authorized for issuance under the Plan, and no grants have been made under the Plan.

         Any shares which are subject to an award but are not used because the terms and conditions of the award are not met, or any shares which are used by participants to pay all or part of the purchase price of any option may again be used for awards under the Plan.

         Stock options may be granted as non-qualified stock options or incentive stock options, but incentive stock options may not be granted at a price less than 100% of the fair market value of the stock as of the date of grant (110% as to any 10% shareholder at the time of grant); non-qualified stock options may not be granted at a price less than 85% of fair market value of the stock as of the date of grant. Restricted stock may not be granted under the Plan in connection with incentive stock options.

         Stock options may be exercised during a period of time fixed by the Committee except that no stock option may be exercised more than ten years after the date of grant or three years after death or disability, whichever is later. In the discretion of the Committee, payment of the purchase price for the shares of stock acquired through the exercise of a stock option may be made in cash, shares of Common Stock or by delivery or recourse promissory notes or a combination of notes, cash and shares of the Company's common stock or a combination thereof. Incentive stock options may only be issued to directors, officers and employees.

         Stock options may be granted under the Plan may include the right to acquire an Accelerated Ownership Non-Qualified Stock Option ("AO"). If an option grant contains the AO feature and if a participant pays all or part of the purchase price of the option with shares of common stock, then upon exercise of the option the participant is granted an AO to purchase, at the fair market value as of the date of the AO grant, the number of shares of common stock equal to the sum of the number of whole shares used by the participant in payment of the purchase price and the number of whole shares, if any, withheld as payment for withholding taxes. An AO may be exercised between the date of grant and the date of expiration, which will be the same as the date of expiration of the option to which the AO is related.

                                               PRINCIPAL SHAREHOLDERS

         The following table sets forth information relating to the beneficial ownership of Company common stock as of the date of this prospectus by (I) each person known by Faceprint to be the beneficial owner of more than 5% of the outstanding shares of common stock (ii) each of Faceprint's directors and executive officers, and (iii) the Percentage After Offering assumes the sale of all shares offered. Unless otherwise noted below, Faceprint believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.



                                                                           Percentage              Percentage
    Name and Address                           Common Stock              Before Offering         After Offering

Pierre Cote(1)(2)                               15,510,000                    45.8%                   45.8%

Piyada Cote(1)(2)                               15,510,000                    45.8%                   45.8%

Robert Rios(1)(3)                                2,000,000                    7.0%                    7.0%

Sylvie Lariviere-Traub(1)(4)                     2,000,000                    5.9%                    5.9%

Daniel Traub(1)(4)                               2,000,000                    5.9%                    5.9%

Lois Gibson(1)                                    25,000                  less than 1%            less than 1%

Ed Madge(1)                                       25,000                  less than 1%            less than 1%

G. Wayne Quick(1)                                 250,000                 less than 1%            less than 1%

Roland Vroye                                     3,000,000                    8.9%                     --
308 des Villas
Beloeil, Quebec

Jehu Hand(5)                                     3,000,100                    8.9%                     --
24351 Pasto Road, Suite B
Dana Point, California 92629

Kimberly Peterson(6)                             1,940,500                    5.7%                     --
24 Calle De La Luna
San Clemente, CA 92673

All officers and directors
  as a group (6 persons)                        20,210,000                    59.7%                   59.7%
------------------------

 (1)     The address of this person is c/o the Company.
(2) For these persons, includes 13,510,000 shares held by Mr. Cote and 2,000,000 shares held by Piyada Cote, his wife. Although under California community property law they are deemed to jointly own these shares, Mr. and Mrs. Cote disclaim beneficial ownership in the shares held by each other. (3) Includes 200,000 shares issuable upon exercise of warrants at a price of $.50 per share.
(4) For these persons, includes 1,500,000 held by Mrs. Lariviere-Traub and 500,000 shares held by Daniel Traub, her husband. Although under California community property law they are deemed to jointly own these shares, Mr. and Mrs. Traub disclaim beneficial ownership in the shares held by each other. (5) Includes 2,000,100 shares held by Ecco Petroleum Family Limited Partnership which Mr. Hand controls, through a family trust for the benefit of his children, and 1,000,000 shares held by Arrakis Select Fund, LP, an investment partnership which he controls. (6) Includes 300 shares held as custodian for her minor children and 100 shares held by her spouse.

                                                SELLING STOCKHOLDERS

    The shares of common stock of Faceprint offered by the selling stockholders will be offered at market prices, as reflected on the National Association of Securities Dealers Electronic Bulletin Board, or on the NASDAQ Small Cap Market if the Common Stock is then traded on NASDAQ. It is anticipated that registered broker-dealers will be allowed the commissions which are usual and customary in open market transactions. There are no other arrangements or understandings with respect to the distribution of the Common Stock. Except as noted, the selling stockholders do not own any Common Stock except as registered hereby for sale and will own no shares after the completion of the offering. The relationship, if any, between Faceprint and any Selling Stockholder is set forth below.

                                                         Shares Beneficially                    Percentage
                                                                Owned                          Total Shares
       Name and Address                                   and Being Offered                   After Offering

Jehu Hand(1)                                                           2,000,100
24351 Pasto Road, Suite B
Dana Point, CA 92629
(former president)

Kimberly Peterson                                                      1,940,000
24 Calle De La Luna
San Clemente, CA 92673

Roland Vroye                                                           3,000,000
308 des Villas
Beloeil, Quebec

Coolserve Corporation(2)                                               1,000,100
Logisky Tract 9-37
Minsk, Belarus

Sheridan Clearing Corporation(3)                                       1,000,000
24351 Pasto Road, Suite B
Dana Point, CA 92629

Kimberly Peterson                                                            100
24 Calle De La Luna
San Clemente, CA 92673

Randall Peterson                                                             100
24 Calle De La Luna
San Clemente, CA 92673

Kimberly Peterson FBO Taylor Peterson(4)                                     100
24 Calle De La Luna
San Clemente, CA 92673

Kimberly Peterson FBO Megan Peterson(4)                                      100
24 Calle De La Luna
San Clemente, CA 92673

Kimberly Peterson FBO Danielle Peterson(4)                                   100
24 Calle De La Luna
San Clemente, CA 92673

Richard K. Solosky                                                           100
15871 Caltech Circle
Westminster, CA 92683

Mary Solosky                                                                 100
15871 Caltech Circle
Westminster, CA 92683

James S. Roberts                                                             100
15871 Caltech Circle
Westminster, CA 92683

Kristen Roberts                                                              100
15871 Caltech Circle
Westminster, CA 92683

Scott Roberts                                                                100
6212 Pickett Avenue
Garden Grove, CA 92845

Jody Roberts                                                                 100
6212 Pickett Avenue
Garden Grove, CA 92845

Andrew Berkebile                                                             100
15861 Caltech Circle
Westminster, CA 92683

Andrew Berkebile FBO Blake Berkebile(4)                                      100
15861 Caltech Circle
Westminster, CA 92683

Rulon Peterson                                                               100
8392 Carnegie Avenue
Westminster, CA 92683

DeLone Peterson                                                              100
8392 Carnegie Avenue
Westminster, CA 92683

Mark Peterson                                                                100
6447 Evening Star Circle
Huntington Beach, CA 92648

Jolene Peterson                                                              100
6447 Evening Star Circle
Huntington Beach, CA 92648

Mark Peterson FBO Haley Peterson(4)                                          100
6447 Evening Star Circle
Huntington Beach, CA 92648

Brad Peterson                                                                100
28 Sunfish
Irvine, CA 92604

Debbie Peterson                                                              100
28 Sunfish
Irvine, CA 92604

Brad Peterson, FBO Marcus Peterson(4)                                        100
28 Sunfish
Irvine, CA 92604

Brad Peterson, FBO Katie Peterson(4)                                         100
28 Sunfish
Irvine, CA 92604





Todd Peterson                                                                100
28 Sunfish
Irvine, CA 92604

Cindy Peterson                                                               100
28 Sunfish
Irvine, CA 92604

Lewis V. Sykes                                                               100
7266 Rockridge
Huntington Beach, CA 92648

Angela B. Sykes                                                              100
7266 Rockridge
Huntington Beach, CA 92648

Lewis V. Sykes FBO Janae Sykes(4)                                            100
7266 Rockridge
Huntington Beach, CA 92648

Steven Lewis                                                                 100
8942 Gleneagle Circle
Westminster, CA 92683

Fay Lewis                                                                    100
8942 Gleneagle Circle
Westminster, CA 92683

Tony Lewis                                                                   100
8942 Gleneagle Circle
Westminster, CA 92683

Joleen Lewis                                                                 100
8942 Gleneagle Circle
Westminster, CA 92683

John Huber Jr.                                                               100

8942 Gleneagle Circle
Westminster, CA 92683

Scott Gleditsch                                                              100

1254 Greystone Drive
Pittsburgh, PA 15241

Christina Gleditsch                                                          100

1254 Greystone Drive
Pittsburgh, PA 15241

Christina Gleditsch FBO Katrina Gleditsch(4)                                 100
1254 Greystone Drive
Pittsburgh, PA 15241

Christina Gleditsch FBO Allison Gleditsch(4)                                 100

1254 Greystone Drive
Pittsburgh, PA 15241

Doris Gleditsch                                                              100

1254 Greystone Drive
Pittsburgh, PA 15241





Donald Gerken                                                                100

519 Pacific Avenue
Pittsburg, PA 15221

Margaret Gerken                                                              100

519 Pacific Avenue
Pittsburg, PA 15221

Veronica Gerken                                                              100

519 Pacific Avenue
Pittsburg, PA 15221

Mike Gerken                                                                  100

519 Pacific Avenue
Pittsburg, PA 15221

Teresa Gerken                                                                100

519 Pacific Avenue
Pittsburg, PA 15221

Maura Arnold                                                                 100

617 3rd Street, #2
Pitcairn, PA 15140

Steve Arnold                                                                 100

617 3rd Street, #2
Pitcairn, PA 15140

Maura Arnold FBO Melinda Gerken(4)                                           100

617 3rd Street, #2
Pitcairn, PA 15140

Maura Arnold FBO Gregory Gerken(4)                                           100

617 3rd Street, #2
Pitcairn, PA 15140

Janelle H. Pritchett                                                         100

current address unknown

Allen Hall                                                                   100

12415 W. Lexus Court
Boise, ID 83713

Kristen Hall                                                                 100

12415 W. Lexus Court
Boise, ID 83713

Brian Cowley                                                                 100

8043 Via Zapata Drive
Dublin, CA 94568

Diane Cowley                                                                 100

8043 Via Zapata Drive
Dublin, CA 94568

Roy Harward                                                                  100

9928 So. Treasure Circle
South Jordan, UT 84093

Athena Harward                                                               100

9928 So. Treasure Circle
South Jordan, UT 84093

Leslie Wolff                                                                 100
1625 New York Drive
Altadena, CA 91001

Gerri Pitt                                                                   100

8932 Burlcrest Drive
Huntington Beach, CA 92646

Warren C. Pitt                                                               100
8932 Burlcrest Drive
Huntington Beach, CA 92646

Tara Pitt                                                                    100

8932 Burlcrest Drive
Huntington Beach, CA 92646

Jana Pitt                                                                    100

8932 Burlcrest Drive
Huntington Beach, CA 92646

Lori Messinger                                                               100

401 Memphis, #6
Huntington Beach, CA 92648

Paul O. Neilsen                                                              100

5886 W. 4300 South
Salt Lake City, UT 84120

Jill H. Neilsen                                                              100

5886 W. 4300 South
Salt Lake City, UT 84120

Joye C. Hadley                                                               100

5886 W. 4300 South
Salt Lake City, UT 84120

David Hadley                                                                 100

5163 Wormwood Drive
Salt Lake City, UT 84120

Teresa Hadley                                                                100

5163 Wormwood Drive
Salt Lake City, UT 84120

David Hadley FBO Tawny Hadley(4)                                             100

5163 Wormwood Drive
Salt Lake City, UT 84120

Michael Rovere                                                               100
1002 California St., No. A
Huntington Beach, CA 92648

Diane W. Rovere                                                              100

1002 California St., No. A
Huntington Beach, CA 92648

Aimee S. Weisner                                                             100

1939 Killdeer Circle
Costa Mesa, CA 92626





Michael E. Hultz                                                             100

421 32nd Street
Manhattan Beach, CA 90266

Steve Kepler                                                                 100

711 Pacific Coast Highway #205
Huntington Beach, CA 92648

Roger May                                                                    100

1203 Foxglove Lane
West Chester, PA 19380-5836

Kelly Moody                                                                  100

7632 Park Path Drive
Huntington Beach, CA 92648

Kathleen Rogers                                                              100

7021 E. Earll Drive #107
Scottsdale, AZ 85251

P.J. Saxton                                                                  100

315 Whites Landing
Long Beach, CA 90803

Randy Beckett                                                                100

3 Via Perico
Rancho Santa Margarita, CA 92688

David Dixson                                                                 100

4126 E. Encinas Avenue
Higley, AZ 85236

Brent Christensen                                                            100

9145 El Cortez Avenue
Fountain Valley, CA 92708

Robert A. Wood III                                                           100

25602 Orchard Rim Lane
Lake Forest, CA 92630

Gregory M. Bradshaw                                                          100

P.O. Box 7105
Capistrano Beach, CA 92624

Maureen Bradshaw                                                             100

P.O. Box 7105
Capistrano Beach, CA 92624

Charles F. Ray                                                               100

321 21st Street #C
Huntington Beach, CA 92638

Jennifer A. Ray                                                              100

321 21st Street #C
Huntington Beach, CA 92638

Kevin P. Ray                                                                 100
321 21st Street #C
Huntington Beach, CA 92638





Brian Ray                                                                    100
321 21st Street #C
Huntington Beach, CA 92638

Michael C. Ray                                                               100
321 21st Street #C
Huntington Beach, CA 92638

Raki Electric, Inc.(5)                                                       100
24 Calle De La Luna
San Clemente, CA 92673

Riccardo Mortara                                                          47,900
14 Quai du Seujet
Geneva, Switzerland CH-1201

Maryanne Ray                                                                 100
321 21st Street #C
Huntington Beach, CA 92638

Gerri Pitt                                                                   100
20052 Vintage Lane
Huntington Beach, CA 92646

Steve Pitt                                                                   100
20052 Vintage Lane
Huntington Beach, CA 92646

Cheryl Pitt                                                                  100
20052 Vintage Lane
Huntington Beach, CA 92646

Steve Pitt FBO Katie Pitt(4)                                                 100
20052 Vintage Lane
Huntington Beach, CA 92646

Steve Pitt FBO Emily Pitt(4)                                                 100
20052 Vintage Lane
Huntington Beach, CA 92646

Steve Pitt FBO Alissa Pitt(4)                                                100
20052 Vintage Lane
Huntington Beach, CA 92646

Steve Pitt FBO Kelli Pitt(4)                                                 100
20052 Vintage Lane
Huntington Beach, CA 92646

Steve Pitt FBO Chad Pitt(4)                                                  100
20052 Vintage Lane
Huntington Beach, CA 92646

Doug Sillasen                                                                100
401 Memphis Street, #1
Huntington Beach, CA 92648

Debbie Sillasen                                                              100
401 Memphis Street, #1
Huntington Beach, CA 92648





Doug Sillasen FBO Tara Sillasen(4)                                           100
401 Memphis Street, #1
Huntington Beach, CA 92648

Doug Sillasen FBO Ryan Sillasen(4)                                           100
401 Memphis Street, #1
Huntington Beach, CA 92648

Stan Mortensen                                                               100
20 Via Lucca #C223
Irvine, CA 92612

Robert Davis                                                                 100
43 Coppercrest
Aliso Viejo, CA 92656


         TOTAL                                                         9,000,000
* None

(1) Held through Ecco Petroleum Family Limited Partnership.
(2) Coolserve Corporation is owned by Alexander Sosnovsky.
(3) Sheridan Clearing Corporation is nominee for Arrakis Select Fund, LP, a private mutual fund controlled by Jehu Hand. (4) FBO means "For the benefit of" and indicates the shares are held by a parent or legal guardian for a minor.
(5) Raki Electric is owned by Randall Peterson and Kimberly Peterson.

                                                PLAN OF DISTRIBUTION

         Faceprint will apply to have its shares of common stock registered on the OTC Bulletin Board immediately after the date of this prospectus. Faceprint anticipates once the shares are trading on the OTC Bulletin Board the selling stockholders will sell their shares directly into any market created. Selling stockholders will offer their shares at $.01 per share until the common stock is trading on the OTC Bulletin Board at which time the prices the selling stockholders will receive will be determined by the market conditions. Selling stockholders may also sell in private transactions. Faceprint cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market. The shares may be sold by the selling stockholders, as the case may be, from time to time, in one or more transactions. Faceprint does not intend to enter into any arrangements with any securities dealers concerning solicitation of offers to purchase the shares.

         Commissions and discounts paid in connection with the sale of the shares by the selling stockholders will be determined through negotiations between them and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers fee schedule, the size of the transaction and other factors. The separate costs of the selling stockholders will be borne by them. The selling stockholders will, and any broker-broker dealer or agent that participates with the selling stockholders in the sale of the shares by them may be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act. In the event any selling stockholder engages a broker dealer to distribute its shares, and the broker dealer is acting as underwriter, Faceprint will be required to file a post effective amendment containing the name of the underwriter.

         Regulation M prohibits certain market activities by persons selling securities in a distribution. To demonstrate their understanding of those restrictions and others, selling stockholders will be required, prior to the release of unlegended shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this prospectus, and if they are effecting sales on the Electronic Bulletin Board or interdealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of Faceprint common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase Faceprint common stock.

         A selling stockholder, Jehu Hand, is a principal of SoCal Securities, an NASD broker dealer. SoCal does not make markets in any securities and will not participate in this offering. SoCal Securities has not reviewed the contents of this prospectus.

         Faceprint will bear all costs of the offering in registering the shares but will bear no selling expense cost. The costs of the offering are estimated at $8,000. Faceprint will use its best efforts to update the registration statement and maintain its effectiveness for one year.

                                                CERTAIN TRANSACTIONS

         Dostuk Holdings, Inc. was organized as a Wyoming corporation on November 11, 1999 to seek out an advantageous acquisition. On March 31, 2003, Dostuk Holdings, Inc. acquired all of the capital stock of FacePrint Global Solutions, Inc., a California corporation, in exchange fo
 24,070,000 shares of newly issued
common stock of Dostuk Holdings, Inc..  Prior to the exchange Dostuk Holdings,
 Inc. had 9,000,000 shares
outstanding. As a result, there were 33,070,000 shares outstanding. Dostuk Holdings, Inc. has subsequently changed its name to Face Print Global Solutions, Inc. References to Face Print Global Solutions, Inc. in this prospectus are to the combined entity unless otherwise noted. Prior to the exchange, Dostuk Holdings, Inc. and
FacePrint Global Solutions, Inc. had no affiliation or prior relationship.
 The terms of the share exchange were
negotiated at arm's length.

         Pierre Cote, an officer and director, has advanced a total of $19,031 to Faceprint through March 31, 2003 and $160,308 through December 31, 2003. Such advances are non-interest bearing and are not represented by promissory notes.

         Piyada Cote, the wife of the Vice-Chairman, Pierre Cote, operates an internet dating business outside the United States. Faceprint permits Ms. Cote to use its address as a U.S.
 mailing address for no cost.  No
operations are carried out by this business in the United States.

         The founders of Faceprint, namely, Jehu Hand, Pierre Cote and Robert Rios, who are the persons who took the initiative to organize Faceprint or one of its constituent entities, and the items of value received by them for Faceprint, are as follows. Faceprint did not and does not expect to acquire any assets from any founder. Jehu Hand incorporated Faceprint (then known as Dostuk Holdings, Inc.) in Wyoming in November, 1999, and served as its sole officer and director from founding in November 1999 to March 2003, until the acquisition of FacePrint Global Solutions, Inc., a California corporation. In connection with the incorporation of Dostuk, Hand received (through entities he is deemed to beneficially own), 3,001,000 shares of common stock for nominal consideration. Pierre Cote and Robert Rios organized FacePrint Global Solutions, Inc.
(California), for which they (or their designees) received 13,510,000 and 2,000,000 shares respectively for cash and services rendered valued at $.01 per share.

                                              DESCRIPTION OF SECURITIES
Common Stock

         Faceprint's Certificate of Incorporation authorizes the issuance of an unlimited number of shares of common stock, no par value, of which 33,651,000 shares were outstanding as of December 8, 2003. Faceprint intends to sell additional shares of common stock at this time, but has not entered into any negotiation or agreements with any person. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution or winding up of Faceprint, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the liquidation preference to holders of Preferred Stock. Holders of common stock have no preemptive rights to purchase Faceprint's common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

         Meetings of stockholders may be called by the board of directors, the chairman of the board, the president, or by one or more holders entitled to cast in the aggregate not less than 20% of the votes at the meeting. Holders of a majority of the shares outstanding and entitled to vote at the meeting must be present, in person or by proxy, for a quorum to be present to enable the conduct of business at the meeting.

Preferred Stock

         No preferred stock has been authorized.

         Faceprint intends to furnish holders of its common stock annual reports containing audited financial statements and to make public quarterly reports containing unaudited financial information.

Transfer Agent

         The transfer agent for the common stock is Colonial Stock Transfer, 66 Exchange Place, Salt Lake City, Utah 84111, and its telephone number is (801) 355-5740.

                                        INTEREST OF NAMED EXPERTS AND COUNSEL

         The legality of the Shares offered hereby will be passed upon for Faceprint by Hand & Hand, a professional corporation, Dana Point, California. The principal of Hand & Hand, Jehu Hand, who was also Faceprint's president until March 31, 2003, beneficially owns 3,000,100 shares of common stock.

                                                       EXPERTS

         The audited financial statements of Faceprint Global Solutions, Inc. included in this Prospectus as of March 31, 2003 have been audited by Pritchett, Siler & Hardy, PC, independent certified public accountants, to the extent and for the periods set forth in their report thereon and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                                   INDEMNIFICATION

         Faceprint has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Wyoming General Business Act. Under Faceprint's articles of incorporation, and as permitted under the Wyoming General Business Act, directors are not liable to Faceprint or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to Faceprint or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Wyoming law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve Faceprint or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

         At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Faceprint where indemnification will be required or permitted. Faceprint is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Faceprint pursuant to the foregoing provisions, or otherwise, Faceprint has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by Faceprint of expenses incurred or paid by a director, officer or controlling person of Faceprint in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Faceprint will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY
                                           (Formerly Dostuk Holdings, Inc.)
                                             [A Development Stage Company]




                                                       CONTENTS



                                                                         PAGE

Independent Auditors' Report                                             F-2

Consolidated Balance Sheet, March 31, 2003                               F-3


Consolidated Statement of Operations, for the
 period from inception on January 30, 2003
  through March 31, 2003                                                 F-4


 Consolidated Statement of Stockholders' Equity
  (Deficit), for the period from inception on
   January 30, 2003 through March 31, 2003                               F-5


  Consolidated Statement of Cash Flows, for the
   period from inception on January 30, 2003
   through March 31, 2003                                                F-6


  Notes to Consolidated Financial Statements                             F-7

  Unaudited Condensed Consolidated Balance Sheets,
   December 31, 2003 and March 31, 2003                                 F-13


  Unaudited Condensed Consolidated Statements of Operations, for the three and nine months ended December 31, 2003 and for the period from inception on January 30, 2003 through December 31, 2003 F-14


   Unaudited Condensed Consolidated Statements of Cash Flows, for the nine months ended December 31, 2003 and for the period from inception on January 30, 2003 through December 31, 2003 F-15


   Notes to Unaudited Condensed Consolidated
      Financial Statements                                            F-16-21

                                           INDEPENDENT AUDITORS' REPORT



Board of Directors
FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY
(Formerly Dostuk Holdings, Inc.)
Fresno, California

We have audited the accompanying consolidated balance sheet of Face Print Global Solutions, Inc. and Subsidiary (formerly Dostuk Holdings, Inc.) [a development stage company] at March 31, 2003, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the period from inception on January 30, 2003 through March 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements audited by us present fairly, in all material respects, the financial position of Face Print Global Solutions, Inc. and Subsidiary (formerly Dostuk Holdings, Inc.) [a development stage company] as of March 31, 2003, and the results of their operations and their cash flows for the period from inception on January 30, 2003 through March 31, 2003, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company was only recently formed and has not yet been successful in establishing profitable operations. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regards to these matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.




PRITCHETT, SILER & HARDY, P.C.

September 11, 2003
Salt Lake City, Utah
                                             F-2


                                   FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY
                                           (Formerly Dostuk Holdings, Inc.)
                                             [A Development Stage Company]

                                              CONSOLIDATED BALANCE SHEET


                                                        ASSETS

                                                                                                      March 31,
                                                                                                        2003
                                                                                                        -----------
CURRENT ASSETS:
     Cash                                                                                        $              160
                                                                                                        -----------
               Total Current Assets                                                                             160
                                                                                                        -----------

PROPERTY AND EQUIPMENT, net                                                                                   3,296
                                                                                                        -----------

                                                                                                 $            3,456
                                                                                                        -----------


                                    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
     Accounts payable                                                                            $            3,842
     Advance from related party                                                                              19,031
     Accrued payroll and taxes                                                                               36,896
                                                                                                        -----------
               Total Current Liabilities                                                                     59,769
                                                                                                        -----------

STOCKHOLDERS' EQUITY (DEFICIT):
     Common stock, no par value, unlimited
       number of shares authorized,
       33,070,000 shares issued and
       outstanding                                                                                          240,860
     Deficit accumulated during the
       development stage                                                                                   (283,423)
                                                                                                        -----------
                                                                                                            (42,563)

     Less: Subscription receivable                                                                          (13,750)
                                                                                                        -----------

               Total Stockholders' Equity (Deficit)                                                         (56,313)
                                                                                                        -----------
                                                                                                 $            3,456
                                                                                                        -----------




                 The   accompanying   notes  are  an   integral   part  of  this
consolidated financial statement.



                                   FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY
                                           (Formerly Dostuk Holdings, Inc.)
                                             [A Development Stage Company]

                                         CONSOLIDATED STATEMENT OF OPERATIONS



                                                                                                       From Inception
                                                                                                       on January 30,
                                                                                                        2003 Through
                                                                                                       March 31, 2003
                                                                                                          -------------
REVENUE                                                                                              $                -
                                                                                                          -------------

EXPENSES:
     Selling                                                                                                      1,902
     General and administrative                                                                                 281,521
                                                                                                          -------------
               Total Expenses                                                                                   283,423
                                                                                                          -------------

LOSS BEFORE INCOME TAXES                                                                                       (283,423)


CURRENT TAX EXPENSE                                                                                                   -

DEFERRED TAX EXPENSE                                                                                                  -
                                                                                                          -------------

NET LOSS                                                                                             $         (283,423)
                                                                                                          -------------

LOSS PER COMMON SHARE                                                                                $            (.01)
                                                                                                          -------------




















                 The   accompanying   notes  are  an   integral   part  of  this
consolidated financial statement.
                                             F-4


                                   FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY
                                           (Formerly Dostuk Holdings, Inc.)
                                             [A Development Stage Company]

                               CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                    FROM THE DATE OF INCEPTION ON JANUARY 30, 2003

                                                THROUGH MARCH 31, 2003


                                                                                              Deficit
                                                                                            Accumulated
                                                                    Common Stock            During the
                                                                ________________________    Development   Subscription
                                                               Shares          Amount          Stage       Receivable
                                                              -----------    -----------     -----------    -----------
BALANCE, January 30, 2003                                               -  $           -  $            -  $           -

Common stock issued for subscription receivable of
  $13,750 and services rendered valued at $226,950
  or $.01 per share, January 2003                              24,070,000        240,700               -        (13,750)

Common stock issued in reorganization with Dostuk
  Holdings, Inc., March 2003                                    9,000,000            160               -              -

Net loss for the period ended March 31, 2003                            -              -        (283,423)             -
                                                              -----------    -----------     -----------    -----------
BALANCE, March 31, 2003                                        33,070,000  $     240,860  $     (283,423) $     (13,750)
                                                              -----------    -----------     -----------    -----------






























                 The   accompanying   notes  are  an   integral   part  of  this
consolidated financial statement.


                                   FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY
                                           (Formerly Dostuk Holdings, Inc.)
                                             [A Development Stage Company]

                                         CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                                                       From Inception
                                                                                                       on January 30,
                                                                                                        2003 Through
                                                                                                       March 31, 2003
                                                                                                          -------------
Cash Flows from Operating Activities:
   Net loss                                                                                          $         (283,423)
   Adjustments to reconcile net loss to net cash used by operating activities:
     Depreciation                                                                                                   438
     Non-cash services for stock                                                                                226,950
     Changes in assets and liabilities:
       Increase in accounts payable                                                                               3,842
       Increase in accrued payroll and taxes                                                                     36,896
                                                                                                          -------------
               Net Cash (Used) by Operating Activities                                                          (15,297)
                                                                                                          -------------
Cash Flows from Investing Activities:
   Purchase of property and equipment                                                                            (3,734)
   Cash acquired in reorganization with Dostuk Holdings, Inc.                                                       160
                                                                                                          -------------
               Net Cash (Used) by Investing Activities                                                           (3,574)
                                                                                                          -------------
Cash Flows from Financing Activities:
   Advances from related party                                                                                   19,031
                                                                                                          -------------
               Net Cash Provided by Financing Activities                                                         19,031
                                                                                                          -------------
Net Increase in Cash                                                                                                160

Cash at Beginning of Period                                                                                           -
                                                                                                          -------------
Cash at End of Period                                                                                $              160
                                                                                                          -------------

Supplemental Disclosures of Cash Flow Information:
   Cash paid during the period for:
     Interest                                                                                        $                -
     Income taxes                                                                                    $                -

Supplemental  Schedule of Non-cash Investing and Financing  Activities:  For the period from inception on January 30, 2003 through March 31, 2003:
     In January 2003, the Company issued 24,070,000 shares of common stock in exchange for a subscription receivable of $13,750 and services rendered valued at $226,950 or $.01 per share.

     In March 2003, the Company issued 9,000,000 shares of common stock as part of an Agreement and Plan of Reorganization [See Note 2].


                 The   accompanying   notes  are  an   integral   part  of  this
consolidated financial statement.
                                             F-6

                                FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY
                                           (Formerly Dostuk Holdings, Inc.)
                                             [A Development Stage Company]

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization - Face Print Global Solutions, Inc. ("Parent") was organized under the laws of the State of Wyoming on November 12, 1999 as Dostuk Holdings, Inc. Parent has been inactive since its inception. In March 2003,
     Parent changed its name to Face Print Global Solutions, Inc.

     FacePrint Global Solutions, Inc. ("Subsidiary") was organized under the laws of the State of California on January 30, 2003. On March 31, 2003, Parent acquired Subsidiary pursuant to an Agreement and Plan of Reorganization signed March 17, 2003. The agreement called for Parent to issue 24,070,000 shares of its common stock to the former shareholders of Subsidiary for all 24,070,000 outstanding shares of Subsidiary's common stock wherein Subsidiary became a wholly-owned subsidiary of Parent [See
     Note 2]. The acquisition has been accounted for as a recapitalization of Subsidiary in a manner similar to a reverse purchase. Accordingly, the equity transactions have been restated to reflect the recapitalization of Subsidiary and the operations of Parent prior to the date of acquisition have been eliminated. The financial statements reflect the operations of Subsidiary from its inception.

     Face Print Global Solutions, Inc. and Subsidiary ("the Company") plans to develop and market facial recognition software. The Company also plans to produce playing cards printed with custom faces. The Company has not yet generated any revenues from planned principal operations and is considered a development stage company as defined in Statement of Financial Accounting Standards No. 7. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

     Consolidation - The consolidated financial statements include the accounts of Parent and its wholly-owned Subsidiary. All significant intercompany transactions have been eliminated in consolidation.

     Fiscal Year - The Company's fiscal year-end is March 31st.

     Cash and Cash Equivalents - The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

     Property and Equipment - Property and equipment are stated at cost. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized upon being placed in service. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets of four to five years. In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company periodically reviews their property and equipment for impairment.

     Advertising Costs - Advertising costs are charged to operations when incurred. The Company expensed $1,902 in advertising costs during the period from inception on January 30, 2003 through March 31, 2003.
                                             F-7

                               FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY
                                           (Formerly Dostuk Holdings, Inc.)
                                             [A Development Stage Company]

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

     Stock-Based Compensation - The Company has one stock-based employee compensation plan [See Note 4]. The Company accounts for its plan under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related Interpretations. The Company has not issued any stock options or warrants.

     Organization Costs - Organization costs, which reflect amounts expended to organize the Company, were expensed as incurred.

     Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" [See Note 5].

     Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share" [See Note 8].

     Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

     Recently Enacted Accounting Standards - Statement of Financial Accounting Standards ("SFAS") No. 146, "Accounting
     for Costs Associated with Exit or Disposal Activities", SFAS No. 147, "Acquisitions of Certain Financial
     Institutions - an Amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9", SFAS No. 148,
     "Accounting for Stock-Based Compensation - Transition and Disclosure - an Amendment of FASB Statement No. 123",
     SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", and SFAS No. 150,
     "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", were recently issued. SFAS No. 146, 147, 148, 149 and 150 have no current applicability to the Company or their effect on the financial statements would not have been significant.

     Restatement - The financial statements have been restated for all periods presented to reflect the recapitalization of Subsidiary [See Note 2].

                                FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY
                                           (Formerly Dostuk Holdings, Inc.)
                                             [A Development Stage Company]

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - AGREEMENT AND PLAN OF REORGANIZATION

     On March 17, 2003, Parent and Subsidiary entered into an Agreement and Plan of Reorganization whereby Parent agreed to acquire 100% of Subsidiary in a stock for stock exchange. The agreement called for Parent to issue 24,070,000 shares of common stock to the former shareholders of Subsidiary for all 24,070,000 outstanding shares of Subsidiary's common stock. The Company has accounted for the acquisition as a recapitalization of Subsidiary in a manner similar to a reverse purchase. Accordingly, the equity transactions have been restated to reflect the recapitalization of Subsidiary and the operations of Parent prior to the date of acquisition have been eliminated. The financial statements reflect the operations of Subsidiary from its inception.

NOTE 3 - PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at:

                                                                                                      March 31,
                                                                                                        2003
                                                                                                        -----------
                  Office furniture and equipment                                                 $            3,734
                                                                                                        -----------
                                                                                                              3,734

                  Less:  Accumulated depreciation                                                              (438)
                                                                                                        -----------
                         Net Property and Equipment                                              $            3,296
                                                                                                        -----------

     Depreciation expense for the period from inception on January 30, 2003 through March 31, 2003 was $438.

NOTE 4 - CAPITAL STOCK

     Common Stock - The Company has authorized an unlimited number of shares of no par value common stock. In January 2003, in connection with their organization, the Company issued 24,070,000 shares of their previously authorized but unissued common stock to various individuals including 13,510,000 which was issued to an officer/shareholder of the Company. The shares were issued for a subscription receivable of $13,750 and for services rendered valued at $226,950 (or $.01 per share).

     In March 2003, the Company issued 9,000,000 shares of their previously authorized but unissued common stock as part of an Agreement and Plan of Reorganization [See Note 2].

     Reservation of Subsidiary Stock - In February 2003, Subsidiary's Board of Directors resolved to reserve 1,000,000 shares of Subsidiary's common stock to be issued under options to employees, advisors and consultants.

                                FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY
                                           (Formerly Dostuk Holdings, Inc.)
                                             [A Development Stage Company]

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - CAPITAL STOCK [Continued]

     Stock Option Plan - In November 1999, the Board of Directors of Parent adopted and the stockholders at that time approved the 1999 Stock Option Plan ("the Plan"). The Plan provides for the granting of qualified and non-qualified stock options to purchase up to 2,000,000 shares of common stock to directors, officers, advisors and employees of the Company as well as to employees of companies that do business with the Company. Awards under the plan will be granted as determined by the Stock Option Committee of the Board of Directors. The Plan limits awards to directors, officers and employees to $100,000 of compensation per year. The options will expire after 10 years or 5 years if the option holder owns at least 10% of the common stock of the Company. The exercise price of a non-qualified option must be at least 85% of the market price. The exercise price of a qualified option must be at least equal to the market price or 110% of the market price if the option holder owns at least 10% of the common stock of the Company. At March 31, 2003, no awards had been made and total awards available to be granted from the Plan amounted to 2,000,000 shares.

NOTE 5 - INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.

     The Company has available at March 31, 2003 an unused operating loss carryforward of approximately $240,000 which may be applied against future taxable income and which expires in 2023. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the net deferred tax assets, the Company has established a valuation allowance equal to their tax effect and, therefore, no deferred tax asset has been recognized. The net deferred tax assets, which consist of deferred compensation, tax basis of fixed assets in excess of book basis and net operating loss carryforwards, are approximately $70,000 as of March 31, 2003, with an offsetting valuation allowance of the same amount, resulting in a change in the valuation allowance of approximately $54,000 for the period from inception on January 30, 2003 through March 31, 2003.

NOTE 6 - RELATED PARTY TRANSACTIONS

     Advances from Related Party - An officer/shareholder of the Company has made payments on behalf of the Company totaling $19,031. The advances bear no interest and are due on demand.

     Management Compensation - In January 2003, the Company issued 13,510,000 shares of common stock to an officer/shareholder of the Company for services rendered valued at $135,100 [See Note 4]. As of March 31, 2003, the Company had accrued $21,667 of salary owed to an officer/shareholder of the Company, none of which has been paid.

                                FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY
                                           (Formerly Dostuk Holdings, Inc.)
                                             [A Development Stage Company]

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - RELATED PARTY TRANSACTIONS [Continued]

     Office Space - The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his offices as a mailing address, as needed, at no expense to the Company.

NOTE 7 - GOING CONCERN

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed and has not yet been successful in establishing profitable operations. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of their common stock. There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 8 - LOSS PER SHARE

     The following data shows the amounts used in computing loss per share:

                                                                                                       From Inception
                                                                                                       on January 30,
                                                                                                        2003 Through
                                                                                                       March 31, 2003
                                                                                                          -------------
         Loss from operations available to
         common shareholders (numerator)                                                             $         (283,423)
                                                                                                          -------------
         Weighted average number of
         common shares outstanding used
         in loss per share for the period
         (denominator)                                                                                       24,070,000
                                                                                                          -------------

     Dilutive loss per share was not presented, as the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.

NOTE 9 - SUBSEQUENT EVENTS

     Related   Party   Advances  -  From  June  through   September   2003,   an
     officer/shareholder of the Company advanced a total of $42,300 cash to the Company. The advances bear no interest and are due on demand.
                                        F-11

                                FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY
                                           (Formerly Dostuk Holdings, Inc.)
                                             [A Development Stage Company]

                                       NOTES TO CONSOLIDATED FINANCIAL STATEMENT
NOTE 9 - SUBSEQUENT EVENTS [Continued]

     Memorandum of Understanding - In July 2003, the Company signed a Memorandum of Understanding with California State University, Fresno ("CSUF") to negotiate a definitive agreement for 60 days. The definite agreement is expected to provide for the Company to issue 1,000,000 shares of common stock to CSUF for 80% ownership in facial recognition software to be developed by CSUF. The definitive agreement is also expected to require the Company to pay royalties of 5% of gross revenues to CSUF.
                                        F-12

                               FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY
                                             [A Development Stage Company]

                                           UNAUDITED CONDENSED CONSOLIDATED
                                                 FINANCIAL STATEMENTS

                                                   DECEMBER 31, 2003

- F-13 -

                               FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY
                                             [A Development Stage Company]


                                                       CONTENTS

                                                                                                        PAGE


                      Unaudited Condensed Consolidated Balance Sheets,
                         December 31, 2003 and March 31, 2003                                              2


                      Unaudited Condensed Consolidated Statements of Operations,
                         for the three and nine months  ended  December 31, 2003
                         and for the period from inception
                         on January 30, 2003 through December 31, 2003                                     3


                      Unaudited Condensed Consolidated Statements of Cash Flows,
                         for the nine months ended December 31, 2003 and for the
                         period from inception on January 30,
                         2003 through December 31, 2003                                                    4


                      Notes to Unaudited Condensed Consolidated
                         Financial Statements                                                         5 - 12

- F-14 -

                             FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY
                                             [A Development Stage Company]

                              UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS


                                                        ASSETS

                                                                              December 31,            March 31,
                                                                                  2003                  2003
                                                                                  -----------           -----------
CURRENT ASSETS:
     Cash                                                                  $            4,860    $              160
     Accounts receivable                                                                1,172                     -
     Inventory 58,800                                                                       -
                                                                                  -----------           -----------
               Total Current Assets                                                    64,832                   160

PROPERTY AND EQUIPMENT, net                                                            16,782                 3,296

OTHER ASSETS:
     Definite-life intangible assets, net                                             160,234                 3,296
                                                                                  -----------           -----------
                                                                           $          241,848    $            3,456
                                                                                  -----------           -----------

                                    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
     Accounts payable                                                      $          127,278    $            3,842
     Advance from related party                                                       160,308                19,031
     Accrued payroll and taxes                                                        179,167                36,896
                                                                                  -----------           -----------
               Total Current Liabilities                                              466,753                59,769
                                                                                  -----------           -----------

STOCKHOLDERS' EQUITY (DEFICIT):
     Common stock, no par value, unlimited
       number of shares authorized,
       33,651,000 and 33,070,000 shares issued and
       outstanding, respectively                                                      319,289               240,860
     Additional paid-in capital                                                        66,821                     -
     Deficit accumulated during the
       development stage                                                             (611,015)             (283,423)
                                                                                  -----------           -----------
                                                                                     (224,905)              (42,563)
     Less: Subscription receivable                                                          -               (13,750)
                                                                                  -----------           -----------
               Total Stockholders' Equity (Deficit)                                  (224,905)              (56,313)
                                                                                  -----------           -----------
                                                                           $          241,848    $            3,456
                                                                                  -----------           -----------

NOTE:    The  balance  sheet at March  31,  2003 was  taken  from the  audited financial  statements  at that date and
         condensed.

       The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

- F-15 -

                              FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY
                                             [A Development Stage Company]

                       UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                                       From Inception
                                                                 For the Three      For the Nine       on January 30,
                                                                 Months Ended       Months Ended        2003 Through
                                                                 December 31,       December 31,        December 31,
                                                                     2003               2003                2003
                                                                   -------------      -------------       -------------
REVENUE                                                       $           35,784  $          35,784  $           35,784

COST OF GOODS SOLD                                                        11,714             11,714              11,714
                                                                   -------------      -------------       -------------
GROSS PROFIT                                                              24,070             24,070              24,070
                                                                   -------------      -------------       -------------

EXPENSES:
     Selling                                                                                 35,519              36,422
38,324
     General and administrative                                          175,510            315,240             596,761
                                                                   -------------      -------------       -------------
                                     Total Expenses                                         211,029             351,662
635,085
                                                                   -------------      -------------       -------------

LOSS BEFORE INCOME TAXES                                                (186,959)          (327,592)           (611,015)

CURRENT TAX EXPENSE                                                            -                  -                   -

DEFERRED TAX EXPENSE                                                           -                  -                   -
                                                                   -------------      -------------       -------------

NET LOSS                                                   $  (186,959)        $  (327,592)       $  (611,015)
                                                                   -------------      -------------       -------------

LOSS PER COMMON SHARE                                      $  (.01)       $       (.01)       $      (.02)
                                                                   -------------      -------------       -------------

       The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

- F-16 -

                              FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY
                                             [A Development Stage Company]

                       UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                       From Inception
                                                                                    For the Nine       on January 30,
                                                                                    Months Ended        2003 Through
                                                                                    December 31,        December 31,
                                                                                        2003                2003
                                                                                      -------------       -------------
Cash Flows from Operating Activities:
   Net loss                                                                       $        (327,592) $         (611,015)
   Adjustments to reconcile net loss to net cash used
     by operating activities:
     Amortization                                                                            39,766              39,766
     Depreciation                                                                             1,488               1,926
     Non-cash services for stock                                                                  -             226,950
     Changes in assets and liabilities:
       (Increase) in accounts receivable                                                     (1,172)             (1,172)
       (Increase) in inventory                                                              (58,800)            (58,800)
       Increase in accounts payable                                                         123,436             127,278
       Increase in accrued payroll and taxes                                                142,271             179,167
                                                                                      -------------       -------------
               Net Cash (Used) by Operating Activities                                      (80,603)            (95,900)
                                                                                      -------------       -------------
Cash Flows from Investing Activities:
   Purchase of property and equipment                                                       (14,974)            (18,708)
   Purchase of intangible assets                                                           (200,000)           (200,000)
   Cash acquired in reorganization with Dostuk Holdings, Inc.                                     -                 160
                                                                                      -------------       -------------
               Net Cash (Used) by Investing Activities                                     (214,974)           (218,548)
                                                                                      -------------       -------------
Cash Flows from Financing Activities:
   Advances from related party                                                              141,277             160,308
   Proceeds from issuance of warrants                                                        78,429              78,429
   Proceeds from issuance of common stock                                                    80,571              80,571
                                                                                      -------------       -------------
               Net Cash Provided by Financing Activities                                    300,277             319,308
                                                                                      -------------       -------------
Net Increase in Cash                                                                          4,700               4,860

Cash at Beginning of Period                                                                     160                   -
                                                                                      -------------       -------------
Cash at End of Period                                                             $           4,860  $            4,860
                                                                                      -------------       -------------
Supplemental Disclosures of Cash Flow Information:
   Cash paid during the period for:
     Interest                                                                     $               -  $                -
     Income taxes                                                                 $               -  $                -

Supplemental  Schedule of Non-cash Investing and Financing  Activities:  For the period from inception on January 30, 2003 through December 31, 2003:
     In January 2003, the Company issued 24,070,000 shares of common stock in exchange for a subscription receivable of $13,750 and services rendered valued at $226,950 or $.01 per share.

     In March 2003, the Company issued 9,000,000 shares of common stock as part of an Agreement and Plan of Reorganization [See Note 2].

       The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

- F-17 -

                             FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY
                                             [A Development Stage Company]

                 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization - Face Print Global Solutions, Inc. ("Parent") was organized under the laws of the State of Wyoming on November 12, 1999 as Dostuk Holdings, Inc. Parent had been inactive since its inception. In March 2003,
     Parent changed its name to Face Print Global Solutions, Inc.

     FacePrint Global Solutions, Inc. ("Subsidiary") was organized under the laws of the State of California on January 30, 2003. On March 31, 2003, Parent acquired Subsidiary pursuant to an Agreement and Plan of Reorganization signed March 17, 2003. The agreement called for Parent to issue 24,070,000 shares of its common stock to the former shareholders of Subsidiary for all 24,070,000 outstanding shares of Subsidiary's common stock wherein Subsidiary became a wholly-owned subsidiary of Parent [See
     Note 2]. The acquisition has been accounted for as a recapitalization of Subsidiary in a manner similar to a reverse purchase. Accordingly, the equity transactions have been restated to reflect the recapitalization of Subsidiary and the operations of Parent prior to the date of acquisition have been eliminated. The financial statements reflect the operations of Subsidiary from its inception.

     Face Print Global Solutions, Inc. and Subsidiary ("the Company") markets playing cards printed with custom faces. The Company also plans to develop and market facial recognition software. The Company has not yet generated significant revenues from planned principal operations and is considered a development stage company as defined in Statement of Financial Accounting Standards No. 7. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

     Condensed Financial Statements - The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at December 31, 2003 and for the periods then ended have been made.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's March 31, 2003 audited financial statements. The results of operations for the period ended December 31, 2003 are not necessarily indicative of the operating results for the full year.

     Consolidation - The consolidated financial statements include the accounts of Parent and its wholly-owned Subsidiary. All significant intercompany transactions have been eliminated in consolidation.

     Fiscal Year - The Company's fiscal year-end is March 31st.

     Cash and Cash Equivalents - The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

- F-18 -

                            FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY
                                             [A Development Stage Company]

                 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

     Accounts and Loans Receivable - The Company records accounts and loans receivable at the lower of cost or fair value. The Company determines the lower of cost or fair value of non-mortgage loans on an individual asset basis. The Company recognizes interest income on an account receivable based on the stated interest rate for past-due accounts over the period that the account is past due. The Company recognizes interest income on a loan receivable based on the stated interest rate over the term of the loan. The Company accumulates and defers fees and costs associated with establishing a receivable to be amortized over the estimated life of the related receivable. The Company estimates allowances for doubtful accounts and loan losses based on the aged receivable balances and historical losses. The Company records interest income on delinquent accounts and loans receivable only when payment is received. The Company first applies payments received on delinquent accounts and loans receivable to eliminate the outstanding principal. The Company charges off uncollectible accounts and loans receivable when management estimates no possibility of collecting the related receivable. The Company considers accounts and loans receivable to be past due or delinquent based on contractual terms.

     Inventory - Inventory is stated at the lower of cost or market using the first-in, first-out ("FIFO") method [See Note 3].

     Property and Equipment - Property and equipment are stated at cost. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized upon being placed in service. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets of four to five years. In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company periodically reviews their property and equipment for impairment.

     Website Costs - The Company has adopted the provisions of Emerging Issues Task Force 00-2, "Accounting for Web Site Development Costs." Costs incurred in the planning stage of a website are expensed as research and development while costs incurred in the development stage are capitalized and amortized over the life of the asset, estimated to be five years. As of December 31, 2003, the Company has capitalized a total of $6,222 of website costs which are included in property and equipment. The Company did not incur any planning costs and did not record any research and development costs for the nine months ended December 31, 2003.

     Intangible Assets - The Company accounts for their intangible assets in accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets". SFAS No. 142 establishes three classifications for intangible assets including definite-life intangible assets, indefinite-life intangible assets and goodwill and requires different accounting treatment and disclosures for each classification. In accordance with SFAS No. 142, the Company periodically reviews their intangible assets for impairment. No impairment was recorded during the nine months ended December 31, 2003 and 2002.

- F-20 -

                            FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY
                                             [A Development Stage Company]

                 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

     Revenue Recognition - The Company's revenue comes from the sale of custom playing cards. Revenue from card sales is recognized upon shipment of the product.

     Advertising Costs - Advertising costs are charged to operations when incurred. The Company expensed $36,422 in advertising costs during the nine months ended December 31, 2003.

     Stock-Based Compensation - The Company has one stock-based employee compensation plan [See Note 6]. The Company accounts for its plan under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related Interpretations. The Company has not issued any stock options or warrants under the plan.

     Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" [See Note 7].

     Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share" [See Note 10].

     Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

     Recently Enacted Accounting Standards - Statement of Financial Accounting Standards ("SFAS") No. 146, "Accounting
     for Costs  Associated  with Exit or  Disposal  Activities",  SFAS No.
  147,  "Acquisitions  of  Certain  Financial
     Institutions - an Amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9", SFAS No. 148,
     "Accounting for Stock-Based Compensation - Transition and Disclosure - an Amendment of FASB Statement No. 123",
     SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", and SFAS No. 150,
     "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", were recently issued. SFAS No. 146, 147, 148, 149 and 150 have no current applicability to the Company or their effect on the financial statements would not have been significant.

     Restatement - The financial statements have been restated for all periods presented to reflect the recapitalization of Subsidiary [See Note 2].

- F-21 -

                            FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY
                                             [A Development Stage Company]

                 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - AGREEMENT AND PLAN OF REORGANIZATION

     On March 17, 2003, Parent and Subsidiary entered into an Agreement and Plan of Reorganization whereby Parent agreed to acquire 100% of Subsidiary in a stock for stock exchange. The agreement called for Parent to issue 24,070,000 shares of common stock to the former shareholders of Subsidiary for all 24,070,000 outstanding shares of Subsidiary's common stock. The Company has accounted for the acquisition as a recapitalization of Subsidiary in a manner similar to a reverse purchase. Accordingly, the equity transactions have been restated to reflect the recapitalization of Subsidiary and the operations of Parent prior to the date of acquisition have been eliminated. The financial statements reflect the operations of Subsidiary from its inception.

NOTE 3 - INVENTORY

     Inventory consists of the following at:

                                                                              December 31,            March 31,
                                                                                  2003                  2003
                                                                                -------------         -------------
         Finished goods                                                    $           58,800    $                -
                                                                                -------------         -------------
         Total Inventory                                                   $           58,800    $                -
                                                                                -------------         -------------

     The Company has estimated that no allowance for slow moving or obsolete inventory was necessary at December 31, 2003.

NOTE 4 - PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at:

                                                                              December 31,            March 31,
                                                                                  2003                  2003
                                                                           -----------           -----------
                  Office furniture and equipment                           $           12,486    $            3,734
                  Website                                                               6,222                     -
                                                                                  -----------           -----------
                                                                                       18,708                 3,734

                  Less:  Accumulated depreciation                                      (1,926)                 (438)
                                                                                  -----------           -----------
                         Net Property and Equipment                        $           16,782    $            3,296
                                                                                  -----------           -----------

     Depreciation expense for the nine months ended December 31, 2003 was $1,488.


- F-22 -

                            FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY
                                             [A Development Stage Company]

                NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - DEFINITE-LIFE INTANGIBLE ASSETS

     Definite-life intangible assets consist of the following at:

                                                                              December 31,            March 31,
                                                                                  2003                  2003
                                                                                  -----------           -----------
              License agreement with Twentieth Century
                Fox Licensing and Merchandising                            $          200,000    $                -
                                                                                  -----------           -----------
                                                                                      200,000                     -

              Less: Accumulated amortization                                          (39,766)                    -
                                                                                  -----------           -----------
                  Net Definite-life Intangible Assets                      $          160,234    $                -
                                                                                  -----------           -----------

     The Company's definite-life intangible assets are being amortized over one year with no residual value. Amortization expense for the nine months ended December 31, 2003 was $39,766.

     The Company estimates that their amortization expense will be approximately as follows for the twelve-month periods ended:

                                                                              Amortization
                              December 31,                                       Expense
                                 -----------                                      -----------
                                  2004                                     $          160,234
                                  2005                                                      -
                                  2006                                                      -
                                  2007                                                      -
                                  2008                                                      -
                                                                                  -----------
                                                                           $          160,234
                                                                                  -----------

     In October 2003, the Company signed a Merchandising License Agreement with Twentieth Century Fox Licensing and Merchandising, a unit of Fox Entertainment Group, Inc. to use certain logos in producing playing cards through September 30, 2004. The agreement calls for the Company to pay royalties of 10% to 14% of net sales with a minimum of $200,000. The agreement also calls for the Company to spend at least $600,000 in advertising the playing cards over the term of the agreement.

- F-23 -

                              FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY
                                             [A Development Stage Company]

                 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - CAPITAL STOCK

     Common Stock - The Company has authorized an unlimited number of shares of no par value common stock. In January 2003, in connection with their organization, the Company issued 24,070,000 shares of their previously authorized but unissued common stock to various individuals including 13,510,000 which was issued to an officer/shareholder of the Company. The shares were issued for a subscription receivable of $13,750 and for services rendered valued at $226,950 (or $.01 per share). The Company collected the entire $13,750 subscription receivable in August 2003.

     In March 2003, Parent entered into an Agreement and Plan of Reorganization with Subsidiary which has been accounted for as a recapitalization of Subsidiary [See Note 2].

     From October through December 2003, the Company issued 581,000 units. Each unit consisted of one share of their previously authorized but unissued common stock and one warrant to purchase a share of common stock at $.50 which vested immediately and is exercisable for one year following when the Company's common stock begins trading on an exchange. The units were sold for $145,250 (or $.25 per unit) of which $78,429 was allocated to the 581,000 shares of common stock and $66,821 was allocated to the warrants based on the relative fair values.

     Reservation of Subsidiary Stock - In February 2003, Subsidiary's Board of Directors resolved to reserve 1,000,000 shares of Subsidiary's common stock to be issued under options to employees, advisors and consultants.

     Stock Option Plan - In November 1999, the Board of Directors of Parent adopted and the stockholders at that time approved the 1999 Stock Option Plan ("the Plan"). The Plan provides for the granting of qualified and non-qualified stock options to purchase up to 2,000,000 shares of common stock to directors, officers, advisors and employees of the Company as well as to employees of companies that do business with the Company. Awards under the plan will be granted as determined by the Stock Option Committee of the Board of Directors. The Plan limits awards to directors, officers and employees to $100,000 of compensation per year. The options will expire after 10 years or 5 years if the option holder owns at least 10% of the common stock of the Company. The exercise price of a non-qualified option must be at least 85% of the market price on the date of issue. The exercise price of a qualified option must be at least equal to the market price or 110% of the market price on the date of issue if the option holder owns at least 10% of the common stock of the Company. At December 31, 2003, no awards had been made and total awards available to be granted from the Plan amounted to 2,000,000 shares.

NOTE 7 - INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.

- F-24 -

                              FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY
                                             [A Development Stage Company]

                NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - INCOME TAXES [Continued]

     The Company has available at December 31, 2003 an unused operating loss carryforward of approximately $438,000 which may be applied against future taxable income and which expires in 2023 and 2024. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the net deferred tax assets, the Company has established a valuation allowance equal to their tax effect and, therefore, no deferred tax asset has been recognized. The net deferred tax assets, which consist of deferred compensation, tax basis of fixed assets in excess of book basis and net operating loss carryforwards, are approximately $143,000 and $70,000 as of December 31, 2003 and March 31, 2003, respectively, with an offsetting valuation allowance of the same amount, resulting in a change in the valuation allowance of approximately $73,000 for the nine months ended December 31, 2003.

NOTE 8 - RELATED PARTY TRANSACTIONS

     Advances from Related Party - Officers and shareholders of the Company have made payments on behalf of the Company and cash advances to the Company totaling $160,308. The advances bear no interest and are due on demand.

     Management Compensation - In January 2003, the Company issued 13,510,000 shares of common stock to an officer/shareholder of the Company for services rendered valued at $135,100 [See Note 6]. As of December 31, 2003, the Company had accrued $119,167 of salary owed to an officer/shareholder of the Company, none of which has been paid. Salary expense to the officer/shareholder for the nine months ended December 31, 2003 amounted to $97,500.

     Office Space - Prior to July 2003, the Company did not have a need to rent office space and an officer/shareholder of the Company allowed the Company to use his offices as a mailing address, as needed, at no expense to the Company.

NOTE 9 - GOING CONCERN

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed and has not yet been successful in establishing profitable operations. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of their common stock. There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

- F-25 -

                             FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY
                                             [A Development Stage Company]

               NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - LOSS PER SHARE

     The following data shows the amounts used in computing loss per share:

                                                                                                       From Inception
                                                                 For the Three      For the Nine       on January 30,
                                                                 Months Ended       Months Ended        2003 Through
                                                                 December 31,       December 31,        December 31,
                                                                     2003               2003                2003
                                                                   -------------      -------------       -------------
         Loss from operations available to
         common shareholders (numerator)                      $         (186,959) $        (327,592) $         (611,015)
                                                                   -------------      -------------       -------------
         Weighted average number of
         common shares outstanding used
         in loss per share for the period
         (denominator)                                                33,399,673         33,180,290          31,548,597
                                                                   -------------      -------------       -------------

     At December 31, 2003, the Company had 581,000 outstanding warrants which were not used in the computation of loss per share because their effect would be anti-dilutive. Dilutive loss per share was not presented, as the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

     Advertising  Agency  Agreement - In October  2003,  the  Company  signed an
     Advertising Agency Agreement with Internet Advertising Group, Inc. for advertising. The agreement calls for the Company to purchase at least $20,000 of advertising per month beginning November 2003. The agreement is cancelable upon 30-days written notice beginning February 1, 2004.

NOTE 12 - CONCENTRATIONS

     Supplier - The Company buys all of its playing cards from a single supplier. Management believes that playing cards are a commodity that is readily available and that the loss of this supplier would not have a negative impact on the financial condition of the Company.

NOTE 13 - SUBSEQUENT EVENTS

     Loan Agreement - In January 2004, the Company signed a 3-week no-interest Loan Agreement for $25,000. The loan is secured by personal stock investments of an officer/shareholder of the Company.

- F-26 -

     No dealer, salesman or other person is authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by Faceprint. This Prospectus does not constitute an offer to sell or a solicitation to an offer to buy the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                   TABLE OF CONTENTS        Page
Prospectus Summary..........................       2
Risk Factors................................       3
Additional Information......................       4
Dividend Policy.............................       4
Market Price of Common Stock................       4
Plan of Operation...........................       4
Business....................................       6
Management..................................      11
Principal Shareholders......................      14
Selling Stockholders........................      15
Plan of Distribution........................      24
Certain Transactions........................      24
Description of Securities...................      25
Interest of Named Experts and Counsel.......      25
Experts.....................................      26
Indemnification.............................      26
Financial Statements........................     F-1







                                         FACE PRINT GLOBAL SOLUTIONS, INC.





                   9,000,000 SHARES






                      PROSPECTUS







                  February ____, 2004

Until (insert date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     FACE PRINT GLOBAL SOLUTIONS, INC.
                                                  PART II


Item 24.    Indemnification of Directors and Officers.

            Faceprint has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Wyoming General Corporation Law. Under Faceprint's articles of incorporation, and as permitted under the Wyoming General Corporation Law, directors are not liable to Faceprint or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to Faceprint or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Wyoming law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve Faceprint or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

            At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Faceprint where indemnification will be required or permitted. Faceprint is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.


Item 25.       Other Expenses of Issuance and Distribution. (all to be paid by Faceprint)

               Filing fee under the Securities Act of 1933             $            7.28
               Printing and engraving(1)                               $          300.00
               Legal Fees                                              $          500.00
               Blue Sky Fees                                           $        1,200.00
               Auditing Fees(1)                                        $        5,000.00
               NASD Filing Fees                                        $          500.00
               Miscellaneous(1)                                        $          492.72

               TOTAL                                                   $        8,000.00


(1)      Estimates

Item 26. Recent Sales of Unregistered Securities.

         The Company issued 24,070,000 newly issued shares on March 31, 2003 in exchange for the 24,070,000 shares of Faceprint Global Solutions, Inc., a California corporation, to the following 21 individuals, comprising all of the shareholders of the California corporation. Such individuals had received their 24,070,000 shares in Faceprint, a California corporation, on its incorporation in January 2003, and exchange shares on a one-for-one basis.

Pierre Cote                13,510,000

Piyada Cote                2,000,000

Robert Rios                2,000,000

Sylvie Lariviere-Traub     1,500,000

Toni Lange                 1,000,000

Fernand Beland             1,000,000

Daniel Traub               500,000

Lyne Aquin                 50,000

Jean-Guy Beland            50,000

Eloi Bolduc                25,000

Gaston Nadeau              35,000

Michel Nadeau              25,000

Marcel Legare              100,000

Gerard Beland              25,000

Jean Cinelli               50,000

Lois Gibson                25,000

Ed Madge          25,000

Daniel Simmons             25,000

Gilles Gauthier            500,000

Wayne Quick                250,000

Jean-Guy Boisjoli 1,375,000

         No underwriter was involved. The transaction by the Company and also the issuance of the founding shares of Faceprint (California) is exempt under section 4(2) of the Securities Act of 1933 as one not involving any public solicitation or public offering. All of the 21 purchasers of Company shares were already shareholders in a closely held corporation, and eight of the 21 shareholders were directors and officers or their spouses. All of the purchasers were required to sign letters regarding their investment qualifications.

         From September 2003 to December 8, 2003, Faceprint sold 581,000 Units at $.25 per Unit. Each Unit consists of one share of common stock and a warrant to purchase one share at $.50 per share. 581,000 Units were sold to four
 Canadian
residents, in reliance upon the exemption of Regulation S as offers and sales not involving any U.S. jurisdictional nexus. 581,000 Units were sold to 12 accredited investors resident in the United States, including 200,000 Units sold to Robert Rios, a director and officer. The exemption relied upon in the sales to the accredited investors was Section 4(6) of the Securities Act. All purchasers were required to sign subscription agreements regarding their status as non-U.S. persons or accredited investors, as appropriate. Since all the U.S. purchasers were personal of business associates of the officers and directors, no advertising or public solicitation was used by the issuer in connection with the offering. No underwriter was involved and no commissions were paid.

Item 27. Exhibits and Financial Schedules

         2.1 Agreement and Plan of Reorganization between Dostuk Holdings, Inc. and FacePrint
Global Solutions, Inc. (2)

3.       Certificate of Incorporation and Bylaws

         3.1.     Articles of Incorporation(1)
         3.2      Articles of Amendment(1)
         3.3      Bylaws(1)

4.       Investments Deferring Rights of Security Holders

         4.1 Form of Warrant held by 17 persons for a total of 581,000 Warrants. (2)

5.       Opinion of Hand & Hand as to legality of securities being registered(3)

Material Contracts

         10.1 Stock Option Plan.(1)
         10.2 Development Agreement with California State University Fresno(1)
         10.3 License Agreement with Fox(3)

21. Subsidiaries of the small business issuer-FacePrint Global Solutions, Inc., a California corporation.

23.      Consents of Experts and Counsel


         23.1     Consent of Pritchett, Siler & Hardy, P.C.(4)
         23.2     Consent of Hand & Hand included in Exhibit 5 hereto


         All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing.
         (b) Financial Statement Schedules

         All schedules are omitted because they are not applicable or because the required information is included in the financial statements or notes thereto.


(1)      Filed with original registration statement.
(2)      Filed with Amendment No. 1
(3)      Filed with Amendment No. 2
(4)      Filed herewith.


Item 28.    Undertakings.

            (a)  The undersigned small business issuer hereby undertakes:

                 (1)  To file,  during  any  period  in which it offers or sells
                      securities,    a   post-effective    amendment   to   this
                      registration statement to:

            (I) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) Reflect in the  prospectus any facts or events which, individually or together represent a fundamental change in the information in the registration statement;

                           (iii)    Include any material or changed information
 the plan of distribution.

                  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities as at that time to be the initial bona fide offering thereof.

                  (3) File a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it meets all the requirements for filing on Form SB-2 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fresno, State of California on February 19, 2004.

                        FACE PRINT GLOBAL SOLUTIONS, INC.



                               By: /s/ Pierre Cote
                                   Pierre Cote
                      Chief Executive and Financial Officer

         In accordance with the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities indicated on February 19, 2004.


By:     /s/ Robert Rios                                  Chairman and Director
        Robert Rios


By:     /s/ Pierre Cote              Vice-Chairman, Chief Executive Officer and
        Pierre Cote                                     Chief Financial Officer


By:     /s/ Sylvie Larieviere-Traub                           Director
        Sylvie Larieviere-Traub

By:     /s/ Lois Gibson                                       Director
        Lois Gibson


By:     /s/ B. Edward Madge                                   Director
        B. Edward Madge

By:     /s/ Wayne Quick                                       Director
        Wayne Quick